                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      July 11, 2000
                                                -------------------------



                                LOGIMETRICS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      0-10696             11-2171701
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(State or other jurisdiction of         (Commission         (IRS Employer
  incorporation or organization)        File Number)        Identification No.)



            50 Orville Drive, Bohemia, New York                 11716
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         (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:    (631) 784-4110
                                                   ----------------------

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         LogiMetrics, Inc. (the "Company") and L-3 Communications Corporation ("L-3") entered into a Purchase Agreement, dated July 10, 2000 (the "Purchase Agreement"), pursuant to which, among other things, L-3 acquired on July 11, 2000, beneficially and of record, 93,236,794 newly issued shares (the "L-3 Shares") of the Company's outstanding common stock, par value $.01 per share (the "Common Stock"), for an aggregate purchase price of $15.0 million, $8.5 million of which was paid in cash at the closing of the transactions contemplated by the Purchase Agreement (the "Closing") and the balance of which was paid in the form of a secured promissory note (the "Note").
At the Closing, the L-3 Shares constituted approximately 53.5% of the Company's outstanding Common Stock on a fully diluted basis (calculated after giving effect to the transactions contemplated by the Purchase Agreement and certain anti-dilution adjustments set forth in the Purchase Agreement). Pursuant to the terms of a Stock Pledge Agreement, dated July 10, 2000 (the "Stock Pledge Agreement"), executed by L-3 in favor of the Company, the obligations of L-3 under the Note are secured by a pledge of 43.33% of the L-3 Shares. The Note will be prepaid from time to time as necessary to fund the Company's reasonable ongoing working capital needs. If not paid prior thereto, the Note will be paid in full on the earlier of (i) January 2, 2001 and (ii) the date that the Company consummates a qualifying Public Offering (as defined in the Purchase Agreement) of its equity securities (a "Qualifying Offering"). The cash purchase price for the L-3 Shares was, and any payments under the Note will be, financed using working capital of L-3, borrowings under L-3's senior credit facilities with a syndicate of banks and financial institutions led by Bank of America National Trust & Savings Association, as administrative agent, or a combination thereof. The number of shares of Common Stock issuable to L-3 will be adjusted, if necessary, on the first business day following the thirtieth (30th) day after the Closing so that the L-3 Shares will, following such adjustment, constitute 53.5% of the Company's outstanding Common Stock (determined after giving effect to the dilutive effects of certain contingently issuable securities as specified in the Purchase Agreement).

         Prior to the Closing, the Company was controlled by Charles S. Brand. Effective upon consummation of the Closing, Charles S. Brand resigned as the Company's Chairman of the Board and Chief Technical Officer and as a director of the Company. In connection with the transactions contemplated by the Purchase Agreement, the Company, L-3, Charles S. Brand and certain other parties entered into a Stockholders Agreement and Registration Rights Agreement (each as described below).

         Under the Purchase Agreement, L-3 has agreed, subject to the satisfaction of certain conditions, to purchase up to 3,333,333 shares of Common Stock (the "Additional Shares") for $5.0 million on or after January 2, 2001 (unless L-3 elects to acquire any Additional Shares in its sole discretion prior to January 2, 2001), to the extent the Company requires additional reasonable ongoing working capital to operate its business.

         Pursuant to the terms of the Purchase Agreement, the Company has granted to L-3 an option (the "L-3 Option") to acquire up to 5,555,555 shares of Common Stock at an exercise price of $0.54 per share (subject to adjustment in certain circumstances). The L-3 Option is exercisable upon the purchase of all of the Additional Shares.

         In the Purchase Agreement, L-3 granted to the Company the option, exercisable by a majority of the entire Board of Directors of the Company (the "Board"), to cause L-3 to transfer without further consideration certain technology and other assets to the Company in connection with the Qualifying Offering upon the satisfaction of certain conditions. Pursuant to the Purchase Agreement, L-3 may, in its sole discretion, provide administration and other services and equipment (including team services, support services, facilities, tools and equipment) to the Company. Such services and equipment will be billed, from time to time, at cost to the Company, including direct labor, direct material, other direct charges and expenses and overhead (including a corporate expense allocation charge equal to 1.5% of the Company's consolidated sales).

         L-3 also has agreed to use its reasonable best efforts (i) until the sixtieth (60th)day after the Closing to obtain an additional $5.0 million investment in the Company from one or more investment banks on the same terms as L-3's purchase of the Additional Shares; and (ii) to cooperate with the Company to consummate the Qualifying Offering no later than December 31, 2000, subject to market and economic conditions.

         Pursuant to the Purchase Agreement, the Company has agreed to maintain directors' and officers' insurance in place for a period of six years (subject to certain expense limitations) and to maintain certain provisions in its charter and by-laws relating to the indemnification of directors and officers for such six-year period.

         Under the Purchase Agreement, the Company may not, without the approval of either (i) those holders of Common Stock (excluding L-3, entities controlled, directly or indirectly, by L-3 and executive officers (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of L-3) (the "Minority Stockholders") that represent not less than a majority of the outstanding Common Stock held by all such holders (a "Special Stockholder Majority") or (ii) a majority of the directors elected by the Existing Holders (as defined below), effect the following extraordinary transactions: (A) certain mergers, consolidations or share exchanges, (B) the sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) the seeking of protection under applicable bankruptcy and insolvency laws, (D) the issuance, offer or sale of any shares of its capital stock or securities exercisable for, convertible into or otherwise giving the holder the right to obtain shares of capital stock (other than the issuance of shares and options pursuant to the Purchase Agreement, shares issuable upon the exercise or conversion of outstanding securities, the granting of certain options and rights to purchase Common Stock contemplated by the Purchase Agreement and shares of Common Stock issuable upon the exercise of such options and rights), (E) the amendment of its certificate of incorporation or by-laws if the terms of such amendment would conflict with the terms of the Purchase Agreement and the transactions contemplated thereby or would materially and adversely affect the rights of the Minority Stockholders, (F) amend or modify any of the provisions of the documents relating to the Purchase Agreement, (G) enter into a Rule 13e-3 transaction (as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended), or (H) enter into, assume or become bound by any agreement, instrument or understanding to do any of the foregoing or otherwise attempt to do any of the foregoing. In addition, L-3 has agreed not to sell to a non-affiliated third party more than 53.27% of the L-3 Shares prior to December 31, 2001. The directors appointed by the Existing Holders will have the right to enforce the provisions of the Purchase Agreement and to otherwise act on behalf of the Company with respect to the Purchase Agreement and the other documents relating thereto. These provisions will expire upon the earlier of (i) the consummation of a Qualifying Offering and (ii) the date upon which the Existing Holders collectively cease to own at least 10% of the outstanding Common Stock (as determined pursuant to the provisions of the Purchase Agreement).

         Under the Purchase Agreement, L-3 has the right to cancel (in whole or in part), at L-3's option, its obligation to make any payment in respect of the
Note if, in L-3's reasonable discretion: (i) a breach by the Company of any representation, warranty, covenant or agreement contained in the Purchase Agreement or any other document relating thereto results from or has resulted in a Material Adverse Effect (as defined in the Purchase Agreement) with respect to either (A) the Company, or (B) L-3; or (ii) a Material Adverse Effect (as defined in the Purchase Agreement) has occurred or shall occur with respect to the Company as a result of certain specified litigation claims. If L-3 exercises its right not to pay amounts due under the Note and it is determined by a court of competent jurisdiction in a final, non-appealable judgment or order or by a final, non-appealable arbitration award that L-3 did not in fact have the right to cancel its obligation to make any payment in respect of the Note, then L-3 must pay to the Company the Liability Amount (as defined below), as liquidated damages for loss of a bargain and not a penalty. The payment of the Liability Amount will be the sole and exclusive remedy of the Company in connection with such a breach by L-3 and L-3 will have no other liability to the Company in respect thereof. The term "Liability Amount" is defined in the Purchase Agreement as the portion of the purchase price for the L-3 Shares not paid in cash by L-3 to the Company at such time.

         In addition, pursuant to the terms of the Purchase Agreement, L-3 has the right to cancel (in whole or in part), at L-3's option, its obligation to purchase Additional Shares if, in L-3's reasonable discretion: (i) a breach by the Company of any representation, warranty, covenant or agreement contained in the Purchase Agreement or any other document relating thereto results from or results in a Material Adverse Effect (as defined in the Purchase Agreement) with respect to either (A) the Company, or (B) L-3; or (ii) after the Closing, a Material Adverse Effect has occurred or shall occur with respect to the Company. If L-3 exercises its right not to consummate the purchase of the Additional Shares and it is determined by a court of competent jurisdiction in a final, non-appealable judgment or order or by a final, non-appealable arbitration award that L-3 did not in fact have the right to cancel its obligation to purchase the Additional Shares, then L-3 must pay to the Company the Damage Amount (as defined below), as liquidated damages for loss of a bargain and not a penalty. The payment of the Damage Amount will be the sole and exclusive remedy of the Company in connection with such a breach by L-3 and L-3 will have no other liability to the Company in respect thereof. The term "Damage Amount" is defined in the Purchase Agreement as the portion of the purchase price for the Additional Shares not paid in cash by L-3 to the Company at such time.

         Each of the Company and L-3 has agreed in the Purchase Agreement to indemnify the other party and certain related parties and hold them harmless from any losses arising from, in connection with or otherwise with respect to its breach of any representation or warranty contained in the Purchase Agreement (subject to the expiration of such representations and warranties) or its failure to perform any covenant or agreement made or contained in the Purchase Agreement or fulfill any obligation in respect thereof. If the Company is required to indemnify L-3 pursuant to these provisions (as determined by a court of competent jurisdiction or by an arbitration award), then L-3 is entitled, in addition to any other right or remedy it may have, to exercise rights of set-off against any amounts then due and payable to the Company under the

Purchase Agreement or that may thereafter become due and payable to the Company under the Purchase Agreement (including under the Note and in respect of the purchase price for the Additional Shares). L-3's obligation to indemnify the Company and certain related parties pursuant to these provisions (as determined by a court of competent jurisdiction or by an arbitration award) shall not exceed in the aggregate $20 million, such $20 million to be reduced from time to time beginning on the Closing by any and all amounts paid in cash to the Company or on its behalf pursuant to the Purchase Agreement (including the $8.5 million which was paid in cash at the Closing, payments or other credits with respect of the Note and the purchase price paid for the Additional Shares).

         Effective as of the Closing, the number of directors constituting the Board was reduced to three; Charles S. Brand, Frank A. Brand and Mark B. Fisher resigned as directors of the Company and Jay B. Langner was appointed as a director of the Company. Pursuant to the terms of the Stockholders Agreement, dated July 10, 2000 (the "Stockholders Agreement"), among the Company, L-3 and the other parties thereto (the "Existing Holders"), upon compliance by the Company with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (the "Effective Time"), the number of directors constituting the Board will be set at seven. The Existing Holders have the right to designate three directors so long as they continue to beneficially own at least 15% of the outstanding Common Stock (as determined pursuant to a specified formula). If the Existing Holders beneficially own less than 15% of the outstanding Common Stock (as so determined), the number of directors the Existing Holders will have the right to appoint will be reduced to two. If the Existing Holders beneficially own less than 10% of the outstanding Common Stock, they no longer will have the right to designate directors of the Company. From and after the Effective Time, L-3 has the right under the Stockholders Agreement to designate the remaining members of the Board so long as it continues to be the owner of at least 25% of the outstanding Common Stock (as so determined).

         In connection with and prior to the Closing, the holders of the Company's outstanding Class A 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999, Amended and Restated Class B 13% Convertible Senior Subordinated Pay-in-Kind Debentures due July 29, 1999 and Class C 13% Convertible Senior Subordinated Debentures due September 30, 1999 converted such indebtedness into an aggregate of 30,612,420 shares of Common Stock. In addition, prior to the Closing, the holders of the Company's outstanding Series A 12% Cumulative Convertible Redeemable Preferred Stock, stated value $50,000 per share (the "Series A Preferred Stock"), converted the Series A Preferred Stock into an aggregate of 2,358,500 shares of Common Stock. Prior to the Closing, the Existing Holders also exchanged their outstanding warrants to purchase Common Stock for an aggregate of 12,301,799 shares of Common Stock.

         In connection with and prior to the Closing, the Company amended (i) its Certificate of Incorporation to increase the number of authorized shares to 355,000,000 shares, consisting of 350,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share, and (ii) its By-laws to allow the holders of a majority of the outstanding Common Stock to call special meetings of the stockholders of the Company. Copies of the amendment of the Company's Certificate of Incorporation and By-laws are attached hereto as Exhibits.

         The Company, L-3 and the Existing Holders also entered into a Registration Rights Agreement, dated as of July 10, 2000 (the "Registration Rights Agreement"). Pursuant to the terms of the Registration Rights Agreement, L-3 (or certain qualifying holders of shares purchased by L-3) has the right to demand at any time that the Company effect the registration of the shares of Common Stock acquired by L-3 for offering and sale under applicable securities laws (subject to certain blackout provisions described in the Registration Rights Agreement). L-3 (or such qualifying successors) shall have the right to make four such demands. Under the Registration Rights Agreement, after the earlier to occur of (i) consummation of a Qualifying Offering and (ii) March 31, 2001, one or more Existing Holders meeting certain requirements have the right to demand that the Company effect the registration of the shares of Common Stock held by such Existing Holders (and any other Existing Holders who timely agree to participate in such offering) for offering and sale under applicable securities laws (subject to certain black-out provisions as described in the Registration Rights Agreement). The Existing Holders have the right to make two such demands.

         In addition, if at any time after the earlier of (i) January 2, 2001 and (ii) the consummation of a Qualifying Offering, the Company is eligible to effect such registration on Form S-3 (or a successor form), L-3 and the Existing Holders have the unlimited right to demand that the Company effect the registration of their shares of Common Stock so long as the shares to be offered for the benefit of the requesting holders (and any other parties to the Registration Rights Agreement who timely agree to participate in such offering) are reasonably expected to have an aggregate offering price of at least $1,000,000.

         The parties to the Registration Rights Agreement also have unlimited "piggy back" rights with respect to any registration effected by the Company for its own account or for the account of another person (other than registrations relating to sales of securities to participants in a Company stock plan or in a transaction covered by Rule 145 promulgated under the Securities Act of 1933, as amended), subject to certain cut-back provisions.

         Copies of the Purchase Agreement, the Note, the Stock Pledge Agreement, the Stockholders Agreement and the Registration Rights Agreement (collectively, the "Agreements") have been attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The description of each Agreement set forth above is a summary only, is not intended to be complete, and is qualified in its entirety by reference to such Agreement.

         On July 20, 2000, the Company filed with the Securities and Exchange Commission (the "Commission") an Information Statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (the "Information Statement"). The Information Statement was mailed on July 21, 2000 to all holders of record of the Company at the close of business on July 10, 2000 in connection with the contemplated appointment by L-3 of a majority of the members of the Board. A copy of the Information Statement is attached hereto as an Exhibit and is incorporated herein by reference.

         On July 21, L-3 filed with the Commission a statement on Schedule 13D under the Exchange Act in connection with the consummation of the transactions contemplated by the Purchase Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.


         Exhibit 3.1 Amendment of the Company's Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 27, 2000.

         Exhibit 3.2 Amendment of the Company's By-laws effective as of July 11, 2000.

         Exhibit 4.1   Stockholders Agreement, dated July 10, 2000.

         Exhibit 20.1  The Company's Information Statement pursuant to
                       Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder, filed with the Securities and Exchange Commission on July 20, 2000.

         Exhibit 99.1  Purchase Agreement, dated July 10, 2000.*

         Exhibit 99.2  Secured Promissory Note, dated July 10, 2000.

         Exhibit 99.3  Stock Pledge Agreement, dated as of July 10, 2000.

         Exhibit 99.4  Registration Rights Agreement, dated as of July 10, 2000.

         Exhibit 99.5  Employment Agreement between the Company and Norman
                       M. Phipps, dated as of July 10, 2000.

         Exhibit 99.6  Employment Agreement between the Company and Charles
                       S. Brand, dated as of July 10, 2000.


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* The schedules to this agreement have been omitted. The Company agrees to furnish such schedules supplementally to the Commission upon request

                                   SIGNATURES
                                   ----------
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    LOGIMETRICS, INC.

                                    By:  /s/ Norman M. Phipps
                                         ----------------------------
                                             Norman M. Phipps,
                                             Senior Vice President of
                                             Administration

Dated:  July 26, 2000

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                                  EXHIBIT INDEX
                                  -------------

            EXHIBIT                                                           PAGE NO.
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
3.1         AMENDMENT OF COMPANY'S CERTIFICATE OF INCORPORATION FILED WITH
            THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON JUNE 27, 2000.

3.2         AMENDMENT OF COMPANY'S BY-LAWS EFFECTIVE AS OF JULY 11, 2000.

4.1         STOCKHOLDERS AGREEMENT, DATED JULY 10, 2000.

20.1        THE COMPANY'S INFORMATION STATEMENT PURSUANT TO SECTION 14(f) OF
            THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14f-1 PROMULGATED
            THEREUNDER, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
            ON JULY 20, 2000.

99.1        PURCHASE AGREEMENT, DATED JULY 10, 2000.*

99.2        SECURED PROMISSORY NOTE, DATED JULY 10, 2000.

99.3        STOCK PLEDGE AGREEMENT, DATED AS OF JULY 10, 2000.

99.4        REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 10, 2000.

99.5        EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND NORMAN M. PHIPPS,
            DATED AS OF JULY 10, 2000.

99.6        EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND CHARLES S. BRAND,
            DATED AS OF JULY 10, 2000.


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* The schedules to this agreement have been omitted. The Company agrees to furnish such schedules supplementally to the Commission upon request